Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Enovis Corporation (“Company”):

(1)    Registration Statement (Form S-8 No. 333-150710) pertaining to the Company’s 2008 Omnibus Incentive Plan,
(2)    Registration Statement (Form S-8 No. 333-173883) pertaining to the Company’s 401(K) Savings Plan Plus,
(3)    Registration Statement (Form S-8 No. 333-183115) pertaining to the Company’s 2008 Omnibus Incentive Plan, as amended and restated April 2, 2012,
(4)    Registration Statement (Form S-8 No. 333-211357) pertaining to the Company’s 2016 Omnibus Incentive Plan,
(5)    Registration Statement (Form S-8 No. 333-238564) pertaining to the Company’s 2020 Omnibus Incentive Plan,
(6)    Registration Statement (Form S-8 No. 333-266526) pertaining to the Company’s 2020 Omnibus Incentive Plan, as amended June 7, 2022,
(7)    Registration Statement (Form S-8 No. 333-272340) pertaining to the Company’s 2023 Non-Qualified Stock Purchase Plan,
(8)    Registration Statement (Form S-3 No. 333-277239) of the Company, and
(9)    Registration Statement (Form S-8 No. 333-280490) pertaining to the Company’s 2020 Omnibus Incentive Plan, as amended May 22, 2024 of our reports dated February 26, 2026, with respect to the consolidated financial statements and schedule of Enovis Corporation and the effectiveness of internal control over financial reporting of Enovis Corporation included in this Annual Report (Form 10-K) of Enovis Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 26, 2026